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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): April 1, 1999




                      CENCOM CABLE INCOME PARTNERS II, L.P.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


             0-21309                                     43-1456575
     Commission File Number                           (I.R.S. Employer
                                                     Identification No.)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                      63131
-----------------------------------                      -----
(Address of Principal Executive Offices)                 (Zip Code)

(Registrant's telephone number, including area code)     (314) 965-0555





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                     CENCOM CABLE INCOME PARTNERS II, L.P.
                                  1998 FORM 8-K


                                TABLE OF CONTENTS



Item 2.  Disposition of Assets.................................................3
Item 7.  Financial Statements and Exhibits.....................................4







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ITEM 2.  DISPOSITION OF ASSETS.

Cencom Cable Income Partners II, L.P. (CCIP II or the "Partnership") is in the process of dissolution through the sale of its cable television systems and liquidation of its cable television investment in Cencom Partners, L.P.
(CPLP).

On April 1, 1999, CCIP II sold its cable television systems serving approximately 11,900 basic subscribers in the communities of Angleton, Aqua Dolce, Belleville, Driscoll, Hempstead, Kingsville, and Sealy, Texas (collectively, the "Texas Systems"). The purchaser of the Texas Systems was Etan Industries, Inc. ("Etan"), an unaffiliated party. The sale price was $20.8 million, subject to working capital adjustments. Following this sale, CCIP II's only remaining cable television assets are its systems serving northeast Missouri. CCIP II plans to use the proceeds of this sale less a reserve for adjustments, plus the distribution to be received from CPLP (as described below) to make distributions to its partners in accordance with the liquidation provisions of the Partnership Agreement.

On April 1, 1999, CPLP sold its remaining cable television systems serving approximately 6,400 basic subscribers in the communities in and around LaGrange, Texas (collectively, the "LaGrange Systems"). The purchaser of the cable television systems was Etan. The sale price was $11.1 million, subject to working capital adjustments. The sale of the LaGrange Systems completes CPLP's dissolution of its cable television assets. CPLP will use net proceeds from the sale first to satisfy the liabilities and expenses of CPLP with the remaining funds distributed to its partners, of which 84.03% will be distributed to CCIP II.

On April 1, 1999, the bank credit facility of CCIP II was paid off with the proceeds of the sale of the Texas System and was terminated.




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




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to the instructions regarding financial statements as outlined by
Article 3 of Regulation S-X, an unaudited pro forma balance sheet and unaudited pro forma statement of operations are attached hereto. The unaudited pro forma balance sheet assumes that the sales of the Texas Systems and the LaGrange Systems occurred on December 31, 1998. The unaudited pro forma statements of operations assume the sale of the Texas Systems and the LaGrange Systems as of January 1, 1998. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the notes thereto. The "As Reported" amounts were taken from the Partnership's audited financial statements as of December 31, 1998 and for the year then ended. The unaudited pro forma financial statements do not purport to be indicative of what the Partnership's financial position or results of operations would actually have been had the transactions been completed on the dates indicated or to project the Partnership's results of operations for any future date.

The pro forma financial statements included as a part of this Current Report reflect only the transactions described herein.





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                      CENCOM CABLE INCOME PARTNERS II, L.P.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1998

                                                                            Adjustments
                                                                           for sales of
                                                                           the Texas and
                                                                             LaGrange
                        ASSETS                           As Repotred          Systems            Pro Forma
                        ------                          --------------    ----------------      -------------
CURRENT ASSETS:
   Cash and cash equivalents                                 $267,002         $14,793,993  (e)   $15,060,995
   Accounts receivable, net                                    52,409             (41,760) (a)        10,649
   Prepaid expenses and other                                  30,844             (30,779) (a)            65
                                                        --------------    ----------------      -------------
         Total current assets                                 350,255          14,721,454         15,071,709

PROPERTY, PLANT AND EQUIPMENT                               4,156,583          (3,754,641) (a)       401,942
FRANCHISE COSTS                                                10,521              (3,789) (a)         6,732
DEBT ISSUANCE COSTS                                           208,533            (208,533) (b)         --
INVESTMENT IN UNCONSOLIDATED
   LIMITED PARTNERSHIP                                      3,171,808           6,733,544  (f)     9,905,352
                                                        --------------    ----------------      -------------
         Total assets                                      $7,897,700         $17,488,035        $25,385,735
                                                        ==============    ================      =============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
-------------------------------------------
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                  $ 1,310,831         $  (398,772) (a)     $ 912,059
   Payables to general partner and affiliates               6,291,552          (1,860,000) (c)     4,431,552
   Subscriber deposits                                         10,527              --                 10,527
                                                        --------------    ----------------      -------------
         Total current liabilities                          7,612,910          (2,258,772)         5,354,138

DEFERRED REVENUE                                               19,774             (19,774) (a)         --
LONG-TERM DEBT                                              3,800,000          (3,800,000) (b)         --
PARTNERS' CAPITAL (DEFICIT):
    General partner                                            --                 204,908  (d)       204,908
    Limited partners                                       (3,075,817)         23,361,673  (d)    20,285,856
    Note receivable from General partner                     (459,167)             --               (459,167)
                                                        --------------    ----------------      -------------
         Total partners' capital (deficit)                 (3,534,984)         23,566,581         20,031,597
                                                        --------------    ----------------      -------------
Total liabilities and partners' capital (deficit)          $7,897,700         $17,488,035        $25,385,735
                                                        ==============    ================      =============




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                      CENCOM CABLE INCOME PARTNERS II, L.P.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                             Adjustments
                                                                            for sales of
                                                                            the Texas and
                                                                              LaGrange
                                                         As Reported           Systems             Pro Forma
                                                        ---------------    ----------------      --------------

SERVICE REVENUES                                            $6,114,611        $(5,450,743)  (g)      $ 663,868

OPERATING EXPENSES:
Operating, general and administrative                        3,346,674         (2,768,721)  (h)        577,953
Depreciation and amortization                                  652,437           (468,111)  (h)        184,326
                                                        ---------------    ----------------      --------------
                                                             3,999,111         (3,236,832)             762,279

         Income (loss) from operations                       2,115,500         (2,213,911)             (98,411)

OTHER INCOME (EXPENSE):
Interest income                                                 39,632               --                 39,632
Interest expense                                              (401,809)           401,809   (i)          --
Equity in income of unconsolidated limited partnership         538,060           (538,060)  (j)          --
                                                        ---------------    ----------------      --------------
         Net income                                         $2,291,383        $(2,350,162)           $ (58,779)
                                                        ===============    ================      ==============





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                     NOTES TO UNAUDITED PRO FORMA FINANCIAL
                STATEMENTS-CENCOM CABLE INCOME PARTNERS II, L.P.

The unaudited pro forma balance sheet assumes the Partnership sold the Texas Systems on December 31, 1998. The unaudited pro forma statement of operations for the year ended December 31, 1998, assumes that the Partnership sold the Texas Systems as of January 1, 1998.

CPLP's assets, 84.03% owned by CCIP II, were sold on March 31, 1999, to Etan. The unaudited pro forma effect of the sale of the LaGrange Systems on CPLP's balance sheet would result in a balance sheet of net cash, which would be available to be distributed to its partners. The unaudited pro forma statement of operations for the year ended December 31, 1998 assumes that the CPLP had sold the LaGrange systems on January 1, 1998. As a result, the unaudited pro forma statement of operations would reflect no revenue and minimal costs to liquidate the entity.

For the purposes of determining the pro forma effect of the sales of the Texas Systems and liquidation of CPLP on the Partnership's balance sheet, the following adjustments have been made as of December 31, 1998:


(a) Reflects the disposition of assets and liabilities of the Texas Systems on December 31, 1998.

(b) Reflects payment on the outstanding indebtedness under the Credit Agreement from the sale of the Texas Systems and elimination of corresponding debt issuance costs.

(c)    Reflects the settlement of a payable to an affiliate.

(d) Reflects the increase in Partnership capital as a result of the sales of the Texas and LaGrange Systems.

(e)    Cash and cash equivalents


         a.  Proceeds from the sale of Texas Systems                            $ 20,800,000
         b.  Working capital adjustment
                  Texas Systems' current assets                  72,539
                  Texas Systems' current liabilities
                           and deferred revenue                (418,546)
                                                               --------
                                    Total working capital                           (346,007)
         c.  Payment of long-term debt                                            (3,800,000)
         d.  Payment of liability to an affiliate                                 (1,860,000)
                                                                                ------------
                  Increase in cash and cash equivalents                         $ 14,793,993
                                                                                ============


(f) Reflects an adjustment to record the investment in CPLP at an amount equal to the estimated final distribution in accordance with the liquidation provisions of CPLP's Partnership Agreement.




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For purposes of determining the pro forma effect of the sales of the Texas and
LaGrange Systems, the pro forma adjustments described below have been made to the statement of operations of the Partnership for the year ended December 31, 1998, as if the transactions had occurred on January 1, 1998:

(g)    Elimination of historical service revenues of the Texas Systems.

(h) Elimination of operating expenses of the Texas Systems. The general and administrative expenses allocated to the Texas Systems by the Partnership have not been eliminated.

(i) Reflects an elimination of interest expense assuming the sale of the Texas Systems would eliminate borrowings under the Credit Agreement.

(j) Reflects the elimination of income of unconsolidated limited partnership due to the elimination of income from the LaGrange Systems of CPLP.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Cencom Cable Income Partners II, L.P.
                                      -------------------------------------
                                                (Registrant)

                                      By: Cencom Properties II, Inc.,
                                          ---------------------------
                                            its general partner
                                            -------------------


Date:  April 15, 1999                 By:  /s/ Ralph G. Kelly
                                          -------------------
                                          Ralph G. Kelly,
                                          Treasurer



Date:  April 15, 1999




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